Exhibit 5.1

June 6, 2016

Under Armour, Inc.

1020 Hull Street

Baltimore, Maryland 21230

Ladies and Gentlemen:

I have acted as counsel for Under Armour, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the preparation of a Registration Statement on Form S-3 (as it may be amended from time to time, the “Registration Statement”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the contemplated issuance by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus, of one or more series of debt securities (the “Debt Securities”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on my part, and I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

The Debt Securities may be issued pursuant to a base indenture to be entered into between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) (as it may be amended or supplemented from time to time, the “Indenture”), a form of which has been filed as Exhibit 4.1 to the Company’s Registration Statement and incorporated by reference into the Registration Statement.

In connection with this opinion letter, I, or persons reporting to me, have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company and others, in each case as I have deemed necessary or appropriate for the purposes of this opinion letter.

In all such examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to me as conformed or facsimile, electronic or photostatic copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, statements and representations contained in the certificates and other information of or from representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that:

a. The Company is a corporation validly existing in good standing under the laws of the State of Maryland;

b. The Company has the corporate power and authority to issue and sell the Debt Securities, perform its obligations thereunder and consummate the transactions contemplated thereby; and

c. When the Board of Directors of the Company or an authorized committee thereof takes all necessary corporate action in conformity with the Maryland General Corporation Law and the Company’s Amended and Restated Articles of Incorporation, Articles Supplementary, dated June 15, 2015, and Second Amended and Restated By-Laws to approve the issuance and sale of the Debt Securities, the Debt Securities will be duly authorized by all necessary corporate action on the part of the Company.

I am admitted to practice law only in the State of Maryland. The opinions expressed herein are limited to the laws of the State of Maryland, as currently in effect; and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein. The opinions expressed herein are given only as of the date hereof, and I undertake no responsibility to update or supplement this opinion letter after the date hereof for any reason.

I consent to the filing of this opinion as an exhibit to the Registration Statement to be filed by the Company and to the references to me in such Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

/s/John P. Stanton

John P. Stanton

Senior Vice President, General Counsel & Secretary